UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE	10017
NEW YORK, NY
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Kohlberg Capital Corporation (the “Company”)  held a Special Meeting of Shareholders (the “Special Meeting”), for which proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.  At the Special Meeting, the Company’s shareholders approved a proposal authorizing the Company, with the approval of its Board of Directors, to sell shares of its common stock, par value $0.01 per share, or warrants, options or rights to acquire such common stock at a price below the then current net asset value per share of such common stock, subject to certain limitations described in the proxy statement.  The results of the vote were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
12,099,401	1,307,361	546,773	0

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

June 21, 2011	/s/ Michael I. Wirth
(Date)	Michael I. Wirth Chief Financial Officer